UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212)-672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On April 7, 2020, FaceBank Group, Inc. (“FaceBank” or the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting, among other items, that on April 1, 2020, the Company completed its acquisition of fuboTV Inc. (“fuboTV”) by the merger of fuboTV Acquisition Corp., our wholly-owned subsidiary, with and into fuboTV Inc. (the “Merger”), whereby fuboTV continued as the surviving corporation. On June 17, 2020, the Company expects to file an Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment No. 1”) to amend the Original Form 8-K to provide (i) the historical audited financial statements of fuboTV as of and for the years ended December 31, 2019 and 2018 as required by Item 9.01(a) and (ii) the unaudited pro forma combined financial statements of FaceBank and fuboTV for the year ended December 31, 2019, as required by Item 9.01(b) of Form 8-K. Such financial information was excluded from the Original Form 8-K in reliance on the instructions to such items.

Due to the COVID-19 pandemic, the Company is filing this Current Report on Form 8-K to avail itself of a 45-day extension to file (i) the separate historical unaudited abbreviated financial statements of fuboTV for the three months ended March 31, 2020, as required by Item 9.01(a), and (ii) the unaudited pro forma combined financial statements of FaceBank and fuboTV for the three months ended March 31, 2020, as required by Item 9.01(b) ((i) and (ii) collectively, the “Q1 Financials”), originally due on June 17, 2020. The Company is relying on an order (the “Order”) issued by the SEC pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465), regarding exemptions granted to certain public companies based on the COVID-19 pandemic. Instead of filing the Q1 Financials on June 17, 2020 on the Amendment No. 1, the Company expects to file an Amendment No. 2 to the Original Form 8-K to provide the Q1 Financials as soon as practicable.

As a result of the COVID-19 outbreak, management’s full efforts have been focused on operating its business and evaluating available funding. The Company has been following the recommendations of local health authorities to minimize exposure risk for its employees for the past several months, including the temporary closures of its offices and having employees work remotely to the extent possible, which has to an extent adversely affected their efficiency. As a result, the Company’s books and records were not easily accessible, resulting in delays in preparation and completion of its financial statements. Further, the various governmental mandatory closures of businesses have precluded the Company’s personnel, particularly its senior accounting staff, from obtaining access to its subsidiaries’ books and records necessary to prepare the Company’s financial statements that comprise the Q1 Financials. As such, the Company will be unable to complete the preparation of the Q1 Financials until after June 17, 2020.

These unforeseen circumstances have resulted in the Company being unable to timely file the Q1 Financials on the Amendment No. 1 without undue hardship and expense to the Company. As such, the Company will be relying upon the 45-day grace period provided by the Order to delay filing of its Q1 Financials. Facebank will file an Amendment No. 2 to the Original Form 8-K on Form 8-K/A by no later than August 1, 2020, 45 days after the original due date of its Q1 Financials.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the current beliefs, expectations and assumptions of FaceBank and on information currently available to FaceBank. The forward-looking statements in this Current Report on Form 8-K represent FaceBank’s views as of the date of this Current Report on Form 8-K. These statements may include, but are not limited to, statements about FaceBank’s future financial performance, the impact of the COVID-19 pandemic on FaceBank’s business, results of operations, and industry, FaceBank’s ability to access the capital markets, the impact of the COVID-19 pandemic on the global macroeconomic environment; and any other statements other than statements of historical fact. Although FaceBank believes the expectations reflected in such forward-looking statements are reasonable, FaceBank can give no assurance that such expectations will prove to be correct. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause FaceBank’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, FaceBank does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Important factors that could cause FaceBank’s actual results to differ materially are detailed from time to time in the reports FaceBank files with the Securities and Exchange Commission, copies of which are available on the Securities and Exchange Commission’s website at www.sec.gov and are available from FaceBank without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACEBANK GROUP, INC.

Date: June 17, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer